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EXHIBIT 21.1

NORDSTROM, INC. AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT

         Name of Subsidiary                     State/Country of Incorporation
         ------------------                     ------------------------------
Nordstrom fsb                                   Arizona
Nordstrom Credit Card Receivables, LLC          Delaware
Nordstrom Credit, Inc.                          Colorado
Nordstrom Private Label Receivables, LLC        Delaware
Nordstrom Distribution, Inc.                    Washington
N2HC, Inc.                                      Colorado
Nordstrom International Limited                 Washington
Nordstrom European Capital Group                France



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